EXHIBIT 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                 --------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 4, 2003, relating to the consolidated financial statements of HealthExtras, Inc., which appears in HealthExtras, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.






/s/ PriceWaterhouseCoopers LLP

Washington, DC


June 13, 2003